Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-150457 on Form S-8 of our report dated June 25, 2013, appearing in this Annual Report on Form 11-K of Ball Corporation 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2012.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP
Broomfield, Colorado
June 25, 2013